Exhibit 99.906CERT
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of The Korea Fund, Inc. (the “Registrant”), do hereby certify, to such officer’s knowledge, that
(1)	The Annual Report on the Form N-CSR for the year ended June 30, 2009 (the “Form N- CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: August 31, 2009
By	/s/ Robert Goldstein
Robert Goldstein
President and Chief Executive Officer

Dated: August 31, 2009
By	/s/ Brian S. Shlissel
Brian S. Shlissel
Treasurer, Principal Financial and Accounting Officer
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the version of this written statement required by Section 906, has been provided to The Korea Fund, Inc. and will be retained by The Korea Fund, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.
This certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.